EXHIBIT 99.1

SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations ph: (702) 897-7150 fax: (702) 270-5161	Timothy J. Parrott, CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Reports Third Quarter 2009 Results

LAS VEGAS, Nevada, Wednesday, September 9, 2009 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (“Shuffle Master” or the “Company”) today announced its results for the third quarter ended July 31, 2009.

Third Quarter 2009 Financial Highlights

♦	Revenue of $45.1 million decreased by 9%, or $4.4 million, year-over-year from $49.5 million and was within 2%, or $1.0 million, when adjusted for the exchange effect of a stronger U.S. dollar.
♦	Total lease, royalty and service revenue was a Company record, up 4% year-over-year and 2% sequentially, and totaled $21.0 million, or 47% of total revenue.
♦	Net income increased 87% to $5.6 million from $3.0 million.
♦	Diluted earnings per share (“EPS”) increased to $0.10 from $0.08 year-over-year on a 49% increase of diluted common shares over the same period.
♦	Adjusted EBITDA¹ totaled $15.6 million, up 11% from $14.1 million year-over-year.
♦
Selling, general and administrative (“SG&A”) expenses, in line with the Company’s key initiatives, decreased by $3.4 million, or 19% year-over-year, or by $2.6 million when adjusted for the exchange effect of a stronger U.S. dollar.

“The Company remains focused on executing our key strategic initiatives in the face of economic challenges both we and our customers are combating,” said Tim Parrott, Chief Executive Officer.  “We are continuing to see the real impact on our bottom line of specific cost containment measures initiated earlier this year and are confident that regional expansions, new openings in Asia, increased momentum in the shuffler replacement cycle and the i-Table rollout this fall are all milestones on the path toward future top line improvements as well.”

Nine Months Year-to-Date 2009 Financial Highlights

♦
Revenue of $124.9 million decreased by 8%, or $11.5 million, year-over-year from $136.4 million and was within less than 1%, or $0.7 million, when adjusted for the exchange effect of a stronger U.S. dollar.

♦	Year-to-date lease, royalty and service revenue was up 6% year-over-year and totaled $61.9 million, or 50% of total revenue.
♦	Net income increased 117% to $9.2 million from $4.2 million. This includes the pre-tax $2.0 million extraordinary gain from the early extinguishment of debt in the second quarter.
♦	Diluted EPS increased to $0.17 from $0.12 year-over-year on a 51% increase of diluted common shares over the same period.
♦	Adjusted EBITDA totaled $38.4 million, up 10% from $34.8 million year-over-year.
♦
SG&A, in line with the Company’s key initiatives, decreased by $4.4 million, or 8% year-over-year.  Excluding the impact of $6.8 million of severance charges related to the departure of four senior executives and other non-recurring items, SG&A decreased $11.3 million, or 21% year-over-year.  This savings includes a favorable impact of $2.7 million when adjusted for the exchange effect of a stronger U.S. dollar.

♦	Net debt (total debt, less cash and cash equivalents) was $26.1 million lower than at the end of fiscal year 2008.
♦	Cash and cash equivalents totaled $17.2 million as of July 31, 2009 as compared to $5.4 million as of October 31, 2008.

“During the quarter, Shuffle Master was able to deliver strong cash flow, reduce debt, remove significant operating expenses and increase its lease and service revenue stream with a larger installed base of leased equipment,” said Linster W. (Lin) Fox, Chief Financial Officer. “There is more to do in identifying and capturing operating efficiencies to improve our results but the journey is underway and some initial, measurable benefits have already resulted from the hard work of many dedicated employees at Shuffle Master.”

Third Quarter 2009 Business Segment Highlights

Utility

♦	Total Utility lease and service revenue of $9.3 million grew 4% year-over-year.
♦	Total Utility revenue decreased 14% to $17.2 million as compared to $19.9 million year-over-year, driven by decreases in shuffler and chipper sales revenue.
♦	Total leased shuffler installed base grew year-over-year by 269 units, or 123 units from the prior sequential quarter, to 5,688 units.
♦	Gross margin decreased year-over-year from 60% to 58% due predominantly to increased depreciation on newly placed shufflers on lease.
♦
Significant year-over-year placements of the iDeal™ shuffler, bringing the total installed base to 967 units with 672 units installed since the prior year period; 133 of those were installed in the third quarter 2009.

Proprietary Table Games (“PTG”)

♦	Total revenue increased 5% to $10.2 million as compared to $9.7 million year-over-year due to two large conversions of leased units to sold units of approximately $1.4 million.
♦
Total lease, royalty and service revenue decreased 5% year-over-year to $8.5 million, principally from $0.6 million in licensing fees for the use of PTG content on certain legalized internet gaming sites that were recognized in the year-ago quarter.

♦	Gross margin decreased year-over-year from 84% to 83% due primarily to depreciation of progressive hardware associated with the growth of the Company’s progressive add-ons.
♦	Total installations of table games remained relatively flat year-over-year at 5,634 units, of which 69% were units on lease; approximately 70 net placements were made in the quarter.
♦	Solid year-over-year growth of 182 units in table game bonusing add-ons related largely to the growing popularity of Three Card Poker® Progressive.

Electronic Table Systems (“ETS”)

♦	Total revenue decreased 34% to $5.3 million as compared to $8.0 million in the prior year period as a result of a significant decrease in sold Table Master® and Vegas Star® seats.
♦
Total lease, royalty and service revenue was a record $3.2 million, up 34% from the prior year period, as a result of increased Table Master seats on lease, led by proprietary titles such as Royal Match 21®, Three Card Poker® and Ultimate Texas Hold’em®.

♦
Total installed base of leased seats reached a record 1,887, up 484 seats year-over-year, predominantly due to Table Master placements with proprietary titles such as Royal Match 21®, Three Card Poker® and Ultimate Texas Hold’em®.

♦	Gross margin remained relatively flat from the prior year period at 52%.
♦	Table Master installed base grew 24% from the prior year period to a total of 2,393 seats.

Electronic Gaming Machines (“EGM”)

♦	Total revenue grew 4% to $12.2 million compared to the prior year period as a result of increased placements and grew 25% in Australian dollars.
♦	Gross margin increased 4% year-over-year to 50%.
♦	Total placements of EGM seats grew 19% to 737 seats sold in the quarter as compared to 618 in the comparable year-ago quarter.

“We believe we are continuing to strike the right balance between sales and lease revenue while exhibiting improved cost control,” said Parrott.  “We are proud of our progress to date.  Recent key personnel placements to our U.S. and international management organizations will reinforce and refocus our attention to the importance of embracing change in order to improve and grow the Company.”

Further detail and analysis of the Company’s financial results for the three and nine months ended July 31, 2009, will be included in its Form 10-Q, which has been filed with the Securities and Exchange Commission today, September 9, 2009.  Further detail and analysis of the Company’s financial results for the year ended October 31, 2008, is included in its Form 10-K, which has been filed with the Securities and Exchange Commission.

Webcast & Conference Call Information

Company executives will provide additional perspective on the Company’s third quarter earnings results during a conference call on September 9, 2009 at 2 pm Pacific Time.  Those interested in participating in the call may do so by dialing (201) 689-8263 or toll-free (877) 407-0792 and requesting Shuffle Master’s Third Quarter 2009 Conference Call.  A hardcopy of the presentation materials may be printed from the Shuffle Master, Inc. website, www.shufflemaster.com, shortly before the start of the call.  In conjunction with the call, a live audio webcast may be accessed at www.shufflemaster.com.  In order to access the live audio webcast please allow at least 15 minutes before the start of the call to visit Shuffle Master’s website and download/install any necessary audio/video software for the webcast.  Immediately following the call and through October 9, 2009, a playback can be heard 24-hours a day by dialing (201) 612-7415 or toll-free (877) 660-6853; account number is 3055; conference I.D. number is 331639.

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which include automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms and Electronic Gaming Machines which include traditional video slot machines for select markets. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company’s intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the transition to a new chief financial officer could be disruptive to the Company’s business or simply unsuccessful; the Company’s ability to implement its ongoing strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the Company’s gaming operations, particularly its Utility, Proprietary Table Games, Electronic Table Systems and Electronic Gaming Machines, may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest; the Company’s available cash and access to additional capital may be limited by its leverage; and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.

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SHUFFLE MASTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
Revenue:
Product leases and royalties	$19,155	$18,286	$56,125	$52,689
Product sales and service	25,894	31,163	68,687	83,597
Other	17	43	46	106
Total revenue	45,066	49,492	124,858	136,392
Costs and expenses:
Cost of leases and royalties	6,281	5,640	17,983	16,239
Cost of sales and service	11,414	14,721	33,245	39,986
Gross profit	27,371	29,131	73,630	80,167
Selling, general and administrative	14,225	17,639	48,236	52,651
Research and development	4,464	4,482	12,395	13,641
Total costs and expenses	36,384	42,482	111,859	122,517

Income from operations	8,682	7,010	12,999	13,875

Other income (expense)
Interest income	190	330	735	1,108
Interest expense	(1,041)	(1,639)	(4,297)	(6,120)
Other, net	340	(445)	808	(1,299)
Total other expense	(511)	(1,754)	(2,754)	(6,311)
Gain on early extinguishment of debt	-	-	1,961	-
Impairment of investment	-	(1,053)	-	(1,486)
Income from operations before tax	8,171	4,203	12,206	6,078
Income tax provision	2,560	1,205	2,991	1,834
Income from continuing operations	5,611	2,998	9,215	4,244
Discontinued operations, net of tax	-	-	-	(1)
Net income	$5,611	$2,998	$9,215	$4,243

Basic earnings per share:	$0.11	$0.08	$0.17	$0.12
Diluted earnings per share:	$0.10	$0.08	$0.17	$0.12

Weighted average shares outstanding:
Basic	53,161	35,887	53,102	35,113
Diluted	53,584	35,946	53,318	35,201

SHUFFLE MASTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands except share amounts)

	July 31,	October 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$17,189	$5,374
Accounts receivable, net of allowance for bad debts of $637 and $584	23,304	28,915
Investment in sales-type leases and notes receivable, net of allowance	2,440	5,655
for bad debts of $233 and $202
Inventories	30,077	22,753
Prepaid income taxes	8,359	7,459
Deferred income taxes	6,145	5,318
Other current assets	5,383	4,925
Total current assets	92,897	80,399
Investment in sales-type leases and notes receivable, net of current portion	917	1,961
Products leased and held for lease, net	22,412	21,054
Property and equipment, net	9,421	9,143
Intangible assets, net	71,590	66,153
Goodwill	70,423	60,929
Deferred income taxes	11,330	10,013
Other assets	3,396	12,294
Total assets	$282,386	$261,946

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,496	$10,645
Accrued and other current liabilities	13,171	13,441
Customer deposits	2,837	2,211
Deferred revenue	4,820	4,610
Deferred income taxes	875	-
Current portion of long-term debt	650	41,753
Total current liabilities	28,849	72,660
Long-term debt, net of current portion	110,230	83,396
Other long-term liabilities	3,741	2,659
Deferred income taxes	264	373
Total liabilities	143,084	159,088
Commitments and Contingencies
Shareholders' equity:
Common stock, $0.01 par value; 151,368 shares authorized; 53,620 and	536	535
53,535 shares issued and outstanding
Additional paid-in capital	88,607	83,710
Retained earnings	36,038	26,823
Accumulated other comprehensive income (loss)	14,121	(8,210)
Total shareholders' equity	139,302	102,858
Total liabilities and shareholders' equity	$282,386	$261,946

SHUFFLE MASTER, INC.
SUPPLEMENTAL DATA
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008

Reconciliation of income from continuing operations to Adjusted EBITDA

Income from continuing operations	$5,611	$2,998	$9,215	$4,244
Other expense	511	1,754	2,754	6,311
Share-based compensation	716	914	6,049	3,260
Income tax provision	2,560	1,205	2,991	1,834
Depreciation and amortization	6,152	6,135	17,379	17,671
Loss on investment	-	1,053	-	1,486

Adjusted EBITDA (1)	$15,550	$14,059	$38,388	$34,806

1.
Adjusted EBITDA is earnings before other expense, provision for income taxes, depreciation and amortization, the loss on investment and share-based compensation.  Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is a useful performance measure and is widely used to measure performance, and as a basis for valuation, within the Company’s industry. Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its segments with those of its competitors.  The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming equipment suppliers have historically reported Adjusted EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternate to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income, Adjusted EBITDA does not include depreciation and amortization or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital.  The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.  Such GAAP measurements include operating income, net income, cash flows from operations and cash flow data.  The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA.

SHUFFLE MASTER, INC.
BUSINESS SEGMENT DATA
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008

Utility:
Revenue	$17,244	$19,941	$52,981	$59,311
Gross profit	9,968	11,858	30,452	34,767
Gross margin	57.8%	59.5%	57.5%	58.6%

Proprietary Table Games:
Revenue	$10,226	$9,708	$28,739	$28,641
Gross profit	8,478	8,156	23,696	23,909
Gross margin	82.9%	84.0%	82.5%	83.5%

Electronic Table Systems:
Revenue	$5,335	$8,026	$15,034	$20,236
Gross profit	2,780	4,097	6,175	9,794
Gross margin	52.1%	51.0%	41.1%	48.4%

Electronic Gaming Machines:
Revenue	$12,244	$11,774	$28,033	$28,098
Gross profit	6,128	5,380	13,313	12,447
Gross margin	50.0%	45.7%	47.5%	44.3%

Unallocated Corporate:
Revenue	$17	$43	$71	$106
Gross profit (loss)	17	(360)	(6)	(750)

Total:
Revenue	$45,066	$49,492	$124,858	$136,392
Gross profit	27,371	29,131	73,630	80,167
Gross margin	60.7%	58.9%	59.0%	58.8%